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                                    EXHIBIT 10.2

                               1994 Stock Option Plan







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                                 STOCK OPTION PLAN


     AMERICORP (herein "Corporation"), 100% owner of AMERICAN COMMERCIAL BANK (herein "Bank"), hereby adopts this Stock Option Plan. The purposes of the Plan are to secure to AMERICORP the advantages of the incentive inherent in stock ownership on the part of the officers and directors who will be responsible for the continued success of the Corporation Bank and to create in such officers and directors a proprietary interest in, and a greater concern for the welfare of, the Corporation and Bank.

          1. SHARES. The Corporation shall set aside up to 60,000 shares of its authorized but unissued common shares $1 par value for sale under the Plan (hereinafter "Shares").

          2. POTENTIAL OPTIONEES. The following shall be eligible to participate in the Plan:

               (a) Officers - President, Senior Vice President, Vice Presidents and Assistant Vice Presidents of Bank.

               (b) Directors - All directors of Bank, including Chairman of the Board.

               (c) Other Employees - Operations Officers and Loan Officers and such other employees as the Board may in its discretion select.

          3. SELECTION OF OPTIONEES. The Board of Directors of Corporation shall select the Plan Participants from time to time from among the list set forth in paragraph 2. Once selected they shall be referred to as "Participants".

          4. TERMS OF OPTIONS. Once a Participant and number of Shares has been selected, the option terms shall be as follows:

               (a) OPTION PRICE. The price to be paid by the Participant shall be one hundred percent (100%) of the fair market value of the Shares at the time the option is granted to such Participant, as determined by the Board of Directors of the Corporation. In deciding on fair market value, the Board shall consider most recent trade information as prime indicator of value. Notwithstanding the foregoing, in the event that an option is granted to any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of


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AMERICORP or its parent or subsidiary corporations, the purchase price shall be
110% of the fair market value of the shares at the time the option is granted to such participant.

               (b) PERIOD FOR EXERCISE OF OPTIONS. The period for exercising options shall not exceed five (5) years from the date the option is granted. Exercise of options depends on tenure of service with Bank.

                    (1) Prior to its expiration, a Participant who has been employed by the Bank or been a director of the Bank for less than ten (10) years at the date of granting of the option may exercise the option as follows:

                              (a) During the first year commencing from the date
the option is granted Participant may exercise it as to not more than 20% of the Shares under option.

                              (b) During the second year after the date the
option is granted Participant may exercise it as to not more than an additional twenty percent (20%) of the Shares under option, plus any Shares left from the previous year.

                              (c) During the third year from the date the option
is granted Participant may exercise it as to not more than an additional twenty percent (20%) of the Shares under option, plus any shares left over from the previous years.

                              (d) During the fourth year from the date the
option is granted Participant may exercise it as to not more than an additional twenty percent (20%) of the Shares under option, plus any Shares left over from previous years.

                              (e) During the fifth year from the date the option
is granted Participant may exercise it as to any remaining Shares. At the end of the fifth year, this option shall expire.

                    (2) Prior to its expiration, a Participant who has been employed by the Bank or been a director of the Bank for more than ten (10) years as of the date of the granting of the option may exercise the option either under paragraph (1) above or as follows:

                              (a) During the first year commencing from the date
the option is granted, Participant may exercise it as to one hundred percent (100%) of the Shares under option.

                              (b) During the second year, as to any unexercised
Shares the Participant may exercise up to eighty percent (80%) of the original grant.


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                              (c) During the third year, as to any unexercised
Shares the Participant may exercise up to sixty percent (60%) of the original grant.

                              (d) During the fourth year, as to any unexercised
Shares the Participant may exercise up to forty percent (40%) of the original grant.

                              (e) During the fifth year, as to any unexercised
Shares the Participant may exercise up to twenty percent (20%) of the original grant. At the end of the fifth year, this option shall expire.

               (c) EXERCISE OF OPTION. The option to purchase such Shares may be exercised in whole or in part at any time after such option arises by written notice delivered to the Corporation. Such notice shall state the number of Shares with respect to which the option is being exercised and shall specify a date, not less than five (5) nor more than ten (10) days after the date of such notice, as the date on which the Shares will be taken up and payment made therefor in cash or other consideration as provided in this Plan at the principal office of the Corporation. If any law or regulation requires the Corporation to take any action with respect to the Shares specified in such notice, then the date for the delivery of such Shares against payment therefor shall be extended for the period necessary to take such action. No Participant shall have any rights as a shareholder of any Shares to which option rights have been exercised if the Stock Option has not been signed and said Shares have not been paid for in full and issued.

               (d) OPTIONS NOT TRANSFERABLE. The right of any Participant to exercise the options herein granted is not transferable otherwise than by will or laws of descent and distribution.

               (e) DEATH OF PARTICIPANT. In the event of the death of the Participant, the Participant's personal representative may, subject to provisions hereof, within twelve months after such death, exercise the option granted to such Participant in respect to the total number of Shares remaining under option. To the extent such option is not so exercised, it shall lapse at the expiration of the twelve months.

               (f) TERMINATION OF EMPLOYMENT. The option of any Participant whose employment as officer, director or other employee is terminated for any cause other than death, shall lapse thirty-one (31) days after termination. During the period between termination and the lapse, the Participant may exercise any then outstanding Shares.

               (g) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If


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the outstanding Shares of the stock of the Corporation are increased, decreased, or changed into, or exchanged for a different number or kind of Shares or securities of the Corporation through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of Shares as to which options may be granted. A corresponding adjustment changing the number or kind of Shares and the exercise price per Share allocated to unexercised options or portions thereof, which shall have been granted to any such change, shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each Share covered by the option.

               (h) CONTRACT. Upon grant of the option, the Corporation shall offer an option agreement to the Participant in substantially the form set forth as Exhibit "A: of this Plan.

          5. ASSUMPTION OF OBLIGATION. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property of the Company to another corporation or individual, provision must be made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options covering the stock of the successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of Shares and prices.

          6. DURATION OF PLAN. The duration of the Plan shall be ten (10) years, commencing on the date of ratification by the shareholders of the Corporation, and ending ten (10) years thereafter.

          7. AMENDMENT. The Board of Directors of the Corporation may from time to time alter or amend this plan or alter or amend any and all option agreements granted thereunder, provided however, that in such action the Board of Directors may not without the approval of the shareholders alter the provisions of the Plan so as to (a) increase the maximum number of Shares as to which options may be granted under the Plan; (b) decrease the option price specified by paragraph 4a; (c) extend the term of the Plan or the maximum term of options granted thereunder; (d) decrease directly or indirectly, by cancellation or substitution or options or otherwise, the exercise price applicable to any option granted under the Plan. In no event may the Board of Directors alter any outstanding option agreement without consent of the optionee.

          8.   ADMINISTRATION. The Plan shall be administered by


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the Board of Directors of the Corporation. Subject to the provisions of the Plan the Board is authorized to interpret it, to prescribe, amend, and rescind rules and regulations relating to it (subject to the limitations of paragraph 7 of this Plan), and to make all other determinations necessary or advisable for its administration.

          9.   MISCELLANEOUS.

               (a) CONTINUANCE OF EMPLOYMENT. The plan shall not impose any obligation on the Corporation to continue the employment of any Participant. This Plan shall not constitute any contract or agreement of employment or in any way interfere with the right of the Corporation or its subsidiary to reduce a Participant;s compensation from the rate in existence at the time of the granting of the option, or to terminate a Participant's employment.

               (b) PRIVILEGE OF STOCK OWNERSHIP; NONDISTRIBUTIVE INTENT. A Participant of an option shall not be entitled to any of the rights or privileges of stock ownership as to any Shares which have not actually been issued and delivered to said Participant upon exercise of the option in whole or in part. Upon the exercise of an option at a time when there is not in effect under the Securities Act of 1933, as amended (the "Act"), a registration statement relating to the Shares issuable upon exercise thereof and available for delivery a prospectus meeting the requirements of Section 10 (a) of said Act, and Participant shall provide representations and warranties in writing to the Corporation to the effect that the Shares purchased pursuant to exercise of his option are not being acquired with a view to the distribution thereof and, if required by the Corporation's Board of Directors, that the Participant is a permanent resident domiciled in the state of California. No shares shall be issued upon exercise of any option unless and until any then applicable requirements of the United States Securities and Exchange Commission, the California Corporation Commission, or other regulatory agencies having jurisdiction and of any exchanges upon which securities of the Corporation may be listed shall have been fully complied with.

               (c) SEC LIMITATIONS. It is the Corporation's intention that the issuance of the Corporation's Shares upon exercise of options granted pursuant to this Plan will qualify for an exemption from the registration requirements of the Act. To that end, the Corporation may require a Participant to delay exercise of an option or may, as a condition to its obligation to issue a certificate or certificates representing the Shares issued to the Participant upon exercise of the option, require the Participant to provide written assurance to the Corporation, as necessary, to assure compliance with applicable federal and state securities laws. Additionally, the Corporation may endorse or cause to be endorsed on such certificate or certificates an appropriate legend referring to the foregoing restrictions, as


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applicable.

               (d) LAPSED SHARES OPTION. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for purposes of this Plan.

               (e) SURRENDER OF SHARES IN PAYMENT. The optionees may pay for stock to be issued pursuant to the option exercise by surrender of Americorp shares at full fair market value subject to the following restrictions:

                    (1) The board shall set the full fair market value of the shares for purposes of surrender.

                    (2) No surrender shall be allowed which will in any way jeopardize the qualification of the Stock Option Plan, or any rules or regulations of the Internal Revenue Service or the Securities Exchange Commission.

               (f) EFFECTIVE DATE. This Plan shall become effective upon the latter of the following events:

                    (1) Approval by the shareholders as required under regulations issued by the Commissioner of Corporations 260.140.41 and all other applicable regulations.

                    (2) Approval by the Commissioner of Corporations of the Stock Option Plan.

               (g) ANNUAL FINANCIAL STATEMENTS. The plan shall provide optionees who become security holders with annual financial statements as required by the California Department of Corporations, Title 10,
Section 260.140.46.


Dated: June 21, 1994
      -----------------------------

                                        /s/ Allen W. Jue
                                        -----------------------------------
                                        ALLEN W. JUE

                                        /s/ Robert J. Lagomarsino
                                        -----------------------------------
                                        ROBERT J. LAGOMARSINO

                                        /s/ Lincoln E. Cryne
                                        -----------------------------------
                                        LINCOLN E. CRYNE

                                        /s/ [ILLEGIBLE]
                                        -----------------------------------
                                        EDWARD T. MARTIN

                                        /s/ Edward T. Martin

                                        /s/ [ILLEGIBLE]


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                                        /s/ Harry L. Maynard
                                        -----------------------------------
                                        HARRY L. MAYNARD

                                        /s/ Robert Mobley
                                        -----------------------------------
                                        ROBERT MOBLEY

                                        /s/ Catherine S. Wood
                                        -----------------------------------
                                        CATHERINE S. WOOD

                                        /s/ James Beeninga
                                        -----------------------------------
                                        JAMES BEENINGA


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